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                                  EXHIBIT 99.3.

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                                  EXHIBIT 99.3.

Tele-Communications, Inc.                   Liberty Media Corporation
5619 DTC Parkway                            8101 East Prentice Avenue, Suite 500
Englewood, Colorado 80111                   Englewood, Colorado 80111

                                           March 5, 1999

Dr. John C. Malone
Ms. Leslie Malone
Mr. Gary Magness
Mr. Kim Magness
Magness Securities LLC
Magness FT Investment Company, LLC
The Kim Magness Family Foundation
The Gary Magness Family Foundation
c/o Tele-Communications, Inc.
5619 DTC Parkway
Englewood, Colorado 80111

Ladies and Gentlemen:

       Reference is made to the Stockholders' Agreement dated as of February 9, 1998, among TCI, John C. Malone, Leslie Malone, Gary Magness, both in any Representative Capacity and individually, Kim Magness, both in any Representative Capacity and individually, the Estate of Bob Magness and the Estate of Betsy Magness (the "Stockholders' Agreement"). As you know, after the original execution of the Stockholders' Agreement, Magness Securities LLC, Magness FT Investment Company, LLC, the Kim Magness Family Foundation and The Gary Magness Family Foundation were each added as a party and a member of the "Magness Group." Capitalized terms used but not expressly defined in this letter have the meanings given to them in the Stockholders' Agreement. Section references in this letter are to Sections of the Stockholders' Agreement.


              The purpose of this letter is to confirm and clarify the following:

              1. Each of you consents to the assignment by TCI to Liberty Ventures Group LLC, a Delaware limited liability company ("LVG"), and the subsequent assignment by LVG to Liberty Media Corporation, a Delaware corporation ("LMC") of all of TCI's rights, interests and obligations under the Stockholders' Agreement, and agrees that upon such assignments TCI shall have no further rights or obligations under the Stockholders' Agreement.

              2. TCI agrees with each of you that if, for any reason, the Agreement and Plan of Restructuring and Merger, dated as of June 23, 1998, among TCI, AT&T Corp., a New York corporation ("AT&T"), and Italy Merger Corp., a Delaware corporation and a wholly owned subsidiary of AT&T ("MergerSub"), terminates without consummation of the merger of MergerSub into TCI contemplated thereby (the "Merger"), the assignments described in paragraph 1 will be rescinded.

              3. From and after the Merger (and after giving effect to the assignments provided for above), the Stockholders' Agreement will continue in effect in accordance with its terms and the following:

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       (a) References to "TCI" will be references to LMC and any successor (by merger, consolidation, sale, transfer, exchange, or otherwise) to all or substantially all of its business and assets, other than a Spin-Off Company (LMC and any such successor being referred to herein as "Liberty").

       (b) The definition of the term "Director Votes" is deleted from Exhibit A to the Stockholders' Agreement.

       (c) The term "Company" will mean (i) Liberty if and while common stock of which it is the issuer is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, or (ii) any "Spin-Off Company" if and while common stock of which it is the issuer is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and a majority of Liberty's directors then in office constitute a majority of the Board of Directors of such Spin-off Company.

       (d) The term "High Vote Share" will mean:

           (i) the Class B Liberty Media Group Common Stock, par value $1.00 per share, of AT&T and any capital stock into which such stock may be changed (whether as a result of a recapitalization, reorganization, merger, consolidation, share exchange, stock dividend or other transaction or event) (the "LMCB-Common"), and

           (ii) common stock of any class or series issued by Liberty or any Spin-Off Company that entitles the holders to greater voting power per share than the voting power per share to which holders of some other class or series of common stock of such issuer are entitled with respect to significant matters (such as the election of directors) as to which the holders of outstanding shares of both classes or series vote together (with each other or with each other and one or more other classes or series of common stock of that issuer).

       (e) the term "Low Vote Stock" will mean:

           (i) the Class A Liberty Media Group Common Stock, par value $1 .00 per dime, of AT&T and any capital stork into which such stock may be changed (whether as a result of a recapitalization, reorganization, merger, consolidation, share exchange, stock dividend or other transaction or event) (the "LMCA-Common"), and

           (ii) common stock of any class or series issued by Liberty or any Spin-Off Company that entities the holders to lesser voting power per share than the voting power per share to which holders of some other class or series of common stock of such issuer are entitled with respect to significant matters (such as the election of directors) as to which the holders of outstanding shares of both classes or series vote together (with each other or with each other and one or more other classes or series of common stock of that issuer).

       (c) The term "Spin-Off Company" shall mean any corporation or limited liability company which initially is a subsidiary of Liberty, which succeeds to substantially all of the businesses and assets of Liberty and which is then "spun-off" to either Liberty shareholders (if Liberty then has common stock which is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended) or the holders of the LMCA-Common and the LMCB-Common.


                                      -2-
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              If the foregoing accurately expresses our understanding, please sign and return the enclosed counterpart of this letter.

                                   Sincerely,

                                   TELE-COMMUNICATIONS, INC.


                                   By:    /s/ Stephen M. Brett
                                      -----------------------------------------
                                      Stephen M. Brett
                                      Executive Vice President,
                                      Secretary and General Counsel


                                   LIBERTY VENTURES GROUP LLC


                                   By:    /s/ Stephen M. Brett
                                      -----------------------------------------
                                      Stephen M. Brett
                                      Vice President


                                   LIBERTY MEDIA CORPORATION


                                   By:    /s/ Stephen M. Brett
                                      -----------------------------------------
                                      Stephen M. Brett
                                      Vice President


                                      -3-
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Confirmed:


                                        ESTATE OF BETSY MAGNESS


/s/ John C. Malone                      By:/s/ Kim Magness
------------------------                   -------------------------------------
         JOHN C. MALONE                    Kim Magness, Personal Representative

                                        ESTATE OF BOB MAGNESS


/s/ Leslie Malone                       By:/s/ Kim Magness
------------------------                   -------------------------------------
         LESLIE MALONE                     Kim Magness, Personal Representative

                                        By:/s/ Gary Magness
                                           -------------------------------------
                                           Gary Magness, Personal Representative

                                        MAGNESS SECURITIES LLC


/s/ Kim Magness                         By:/s/ Kim Magness
------------------------------------       -------------------------------------
KIM MAGNESS, individually and              Kim Magness, Manager
as Trustee of the Magness Family
Irrevocable Trusts and the Magness
Issue GST Trusts
                                        MAGNESS FT INVESTMENT COMPANY, LLC


/s/ Gary Magness                        By:/s/ Kim Magness
------------------------------------       -------------------------------------
GARY MAGNESS, individually and             Kim Magness, Manager
as Trustee of the Magness Family
Irrevocable Trusts and the Magness
Issue GST Trusts

                                        THE KIM MAGNESS FAMILY FOUNDATION


                                        By:/s/ Kim Magness
                                           -------------------------------------
                                           Kim Magness, President

                                        THE GARY MAGNESS FAMILY FOUNDATION


                                        By:/s/ Gary Magness
                                           -------------------------------------
                                           Gary Magness, President


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